As filed with the Securities and Exchange Commission on May 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MARPAI INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-1916231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

615 Channelside Drive, Suite 207
Tampa, Florida 33602
Telephone: (855) 389-7330

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive Offices)

Mr. Damien Lamendola

Chief Executive Officer

Marpai, Inc.

615 Channelside Drive, Suite 207

Tampa, Florida 33602
Telephone: (855) 389-7330

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Ron Ben-Bassat, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 660-5000

Facsimile: (212) 660-3001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 30, 2024

PROSPECTUS

3,943,334 SHARES OF COMMON STOCK

The selling stockholders identified in this prospectus may offer from time to time up to 3,943,334 shares of our common stock, $0.0001 par value per share (the “Common Stock”), issuable upon the conversion of those certain Senior Secured Convertible Debentures (as defined herein).

This prospectus describes the general manner in which the shares may be offered and sold by the selling stockholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

While we will not receive any proceeds from the sale of the shares by the selling stockholders, we will pay the expenses of registering these shares.

Our Common Stock is traded on the OTCQX Market (“OTCQX”) under the symbol “MRAI.” The last reported sale price of our Common Stock on OTCQX on May 29, 2024 was $0.65 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Neither the delivery of this prospectus nor any distribution of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “Company,” “Marpai,” “we,” “our” and “us” refer to Marpai, Inc., Delaware corporation, collectively with our wholly owned subsidiaries, Marpai Captive, Inc. (“Marpai Captive”), Marpai Administrators LLC (formerly known as Continental Benefits, LLC) (“Marpai Administrators”), Marpai Health, Inc. (“Marpai Health”), its wholly owned Israeli subsidiary EYME Technologies, Ltd. (“EYME”), and Maestro Health, LLC (“Maestro Health”), unless otherwise indicated or required by the context.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling stockholder identified in this prospectus may offer from time to time up to 3,943,334 shares of our Common Stock. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. Before you decide to invest in our Common Stock, you should read the entire prospectus carefully, including the “Risk Factors” section, and the financial statements and related notes thereto and the other information incorporated by reference herein.

OUR COMPANY

Marpai is a national technology-driven healthcare Third Party Administrator (“TPA”), which uses artificial intelligence (“AI”) and data analytics combined with cost containment programs to help our Clients lower their cost of healthcare by enabling better health outcomes for their employees and families. Our mission is to positively change healthcare for the benefit of (i) our Clients who are self-insured employers that pay for their employees’ healthcare benefits and engage us to administer the Members’ healthcare claims, and we refer to them as our “Clients”, (ii) employees and their family members who receive these healthcare benefits from our Clients, and we refer to them as our “Members”, and (iii) healthcare providers including, doctors, doctor groups, hospitals, clinics, and any other entities providing healthcare services or products, and we refer to them as the “Providers.” We provide affordable, intelligent, healthcare programs for self-insured Clients in the U.S.

Maestro Health, a company which we recently acquired, is a TPA for employee health and benefits, which offers an end-to-end health plan solution, integrating care management and cost containment for its customers. Maestro Health’s services help employers control all aspects of the complex employee health and benefits system. Maestro Health owns and operates self-funded insurance administration, benefits administration, enrollment, Affordable Care Act (“ACA”) compliance, consumer directed health care account administration, medical management, and consolidated billing solution applications, unifying them on a single, comprehensive mobile and web platform. In 2021, it added an Out of Network Repricing Solution and an Rx Patient Assistance Program to its service offerings.

Our goal is to use our Clients’ claim data to identify in advance potential healthcare issues. We provide the tools for our Members, who are mindful and stay out of their way. We support those Members who may need additional support to address health concerns at an earlier stage, allowing for more cost-effective treatment.

We believe that digital health is undergoing a massive transformation, as innovators evolve from offering point solutions to more integrated approaches. We believe that we are uniquely poised to answer that call and usher in the next generation of digital health.

Recent Developments

On May 24, 2024, we informed the staff of the Nasdaq Stock Market LLC of our intention to withdraw from the Nasdaq hearings process and transition the listing of our Common Stock from the Nasdaq Capital Market (“Nasdaq”) and have the Common Stock quoted on the OTCQX. We were under a Nasdaq Panel Monitor and were not in compliance with the minimum stockholders’ equity requirement, as outlined in Nasdaq Listing Rule 5550(b)(1). Our Common Stock was suspended from trading on Nasdaq effective at the opening of trading on Wednesday, May 29, 2024, and shares of our Common Stock commenced trading on OTCQX immediately thereafter. We anticipate that the Nasdaq hearings panel will file a Form 25 with the Securities and Exchange Commission which will formally delist the Company’s Common Stock from Nasdaq in the near term.

Corporate Information

Our address is 615 Channelside Drive, Suite 207, Tampa, Florida 33602, and our telephone number is (855) 389-7330. Our corporate website is: www.marpaihealth.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 3,943,334 shares of our Common Stock upon the conversion that certain Senior Secured Convertible Debenture (as defined herein). All of the shares, when sold, will be sold by these selling stockholders. The selling stockholders may sell their shares of Common Stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders.

Common Stock Offered:	Up to 3,943,334 shares of common stock.

Common Stock Outstanding prior to this Offering:	11,029,548

Use of Proceeds:	We will not receive any proceeds from the sale of the 3,943,334 shares of Common Stock subject to resale by the selling stockholders under this prospectus.

Risk Factors:	An investment in the Common Stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

OTCQX Symbol:	“MRAI”.

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq. Effective May 29, 2024, our Common Stock was suspended from trading on Nasdaq and our Common Stock commenced trading on OTCQX.

As we previously disclosed, on May 31, 2023, Nasdaq Listing Qualifications staff (“Staff”) notified us that the market value of our listed securities (“MVLS”) was below the minimum $35,000,000 required for continued listing as set forth in Listing Rule 5550(b)(2). In accordance with Listing Rule 5810(c)(3)(C), we were provided 180 calendar days, or until November 27, 2023, to regain compliance. On November 28, 2023, the Staff notified us that it had determined to delist us as we did not comply with the MVLS requirement for listing on Nasdaq. On November 29, 2023, we requested a hearing. A hearing on the matter was held on February 22, 2024, where we presented our compliance plan. Subject to our meeting certain requirements by March 31, 2024, the Hearings Panel granted us an extension until May 28, 2024, to regain compliance with the Market Value of Listed Securities (“MVLS”) requirement of $35,000,000 or satisfy any of the alternative requirements in Listing Rule 5550(b).

As of the date of this Registration Statement, we have not yet regained compliance with the MVLS requirement and we believe we will be unable to do so. On May 24, 2024, we informed the staff of the Nasdaq Stock Market LLC of our intention to withdraw from the Nasdaq hearings process and transition the listing of our Common Stock from Nasdaq and have the Common Stock quoted on the OTCQX. Our Common Stock was suspended from trading on Nasdaq effective at the opening of trading on Wednesday, May 29, 2024, and shares of our Common Stock commenced trading on OTCQX immediately thereafter. We anticipate that the Nasdaq hearings panel will file a Form 25 with the Securities and Exchange Commission which will formally delist the Company’s Common Stock from Nasdaq in the near term. We expect that transferring our Common Stock to OTCQX will ensure that a trading market may continue to exist for such securities. There is no guarantee, however, that a broker will continue to make a market in the Common Stock or that trading thereof will continue on OTCQX or otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 3,943,334 shares of Common Stock subject to resale by the selling stockholder under this prospectus. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the selling stockholder.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholder listed below (or their successors and assigns) were issued, or may be issued, as the case may be, in connection with the April 2024 Private Placement.

On April 15, 2024, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with each of the purchasers that are parties thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) and JGB Collateral LLC, a Delaware limited liability company, as collateral agent for the Purchasers. Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers, Senior Secured Convertible Debentures (the “Debentures”) in an aggregate principal amount of $11,830,000, for a total purchase price of $11,000,000. The Purchase Agreement contains customary representations, warranties and covenants. The transactions contemplated by the Purchase Agreement were consummated on April 15, 2024 (the “Closing Date”).

The Debentures bear interest at a rate equal to the prime interest rate plus 5.75% per annum (subject to increase upon the occurrence and continuance of an Event of Default (as defined in the Debentures)), require monthly principal payments of $140,000 beginning on October 15, 2024, have a maturity date of April 15, 2027 and are convertible, in whole or in part, at any time after their issuance date at the option of the Purchasers, into shares of the Company’s common stock (the “Common Stock”) at a conversion price equal to $3.00 per share (the “Conversion Price”), subject to adjustment as set forth in the Debentures. The Conversion Price of the Debentures is subject to anti-dilution protection upon subsequent equity issuances, subject to certain exceptions, provided that the Conversion Price shall not be adjusted to a price less than $2.23 per share, the closing price of the Company’s Common Stock on The Nasdaq Stock Market LLC on the day immediately preceding the Closing Date.

The Company’s obligations under the Debentures may be accelerated, at the Purchasers’ election, upon the occurrence of certain customary events of default. The Debentures contain customary representations, warranties and covenants including among other things and subject to certain exceptions, covenants that restrict the Company from incurring additional indebtedness, creating or permitting liens on assets, amending its charter documents and bylaws, repurchasing or otherwise acquiring more than a de minimis number of its Common Stock or equivalents thereof, repaying outstanding indebtedness, paying dividends or distributions, assigning or selling certain assets, making or holding any investments, and entering into transactions with affiliates.

In addition, at any time within sixty days after the Closing Date, and provided that $5,000,000 remains on deposit in a certain blocked account, the Company may elect to redeem up to an aggregate of $5,000,000 of the Debentures.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Other than the relationships described herein, to our knowledge, none of the selling stockholders are employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, none of the selling stockholders has held a position as an officer a director of ours, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders, unless otherwise noted. The shares being offered are being registered to permit public secondary trading of such shares and each selling stockholder may offer all or part of the shares it owns for resale from time to time pursuant to this prospectus. None of the selling stockholders has any family relationships with our officers, other directors or controlling stockholders.

Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “selling stockholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling stockholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the shares of Common Stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the Common Stock registered hereby.

Name of Selling Stockholder	Shares Beneficially Owned Before the Offering	Shares Beneficially Owned Before the Offering that are Issuable Upon the Exercise of Warrants or Options	Maximum Number of Shares to be Offered in the Offering	Number of Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in the Offering
				# of Shares	% of Class
JGB Capital, L.P. (1)(4)	-	-	78,867	-	-
JGB (Cayman) Gasconne Ltd. (2)(4)	-	-	1,595,258	-	-
JGB Partners, LP (3)(4)	-	-	2,269,209	-	-

* less than 1%

(1)	The number of shares consists of up to 78,867 shares of Common Stock issuable upon conversion of the Debentures.

(2)	The number of shares consists of up to 1,595,258 shares of Common Stock issuable upon conversion of the Debentures.

(3)	The number of shares consists of up to 2,269,209 shares of Common Stock issuable upon conversion of the Debentures.

(4)	Brett Cohen and Yehoshua Ehrenberg have voting and dispositive control over the Selling Shareholder. Each of Messrs. Cohen and Ehrenberg disclaim beneficial ownership over the shares held by or issuable to the Selling Shareholder except to the extent of any pecuniary interest therein.

We may require the selling stockholders to suspend the sales of the Common Stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning additional selling stockholders not identified in this prospectus will be set forth in prospectus supplements from time to time, if and as required. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

The selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of Common Stock, or the securities, covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	in the OTCQX Market;

●	in privately negotiated transactions;

●	through broker-dealers, who may act as agents or principals;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers;

●	through agents; or

●	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

To our knowledge, the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, has passed upon the validity of the shares of Common Stock that may be offered hereby.

EXPERTS

The consolidated financial statements of Marpai, Inc. at December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, incorporated by reference in this prospectus have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.marpaihealth.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our Common Stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 26, 2024;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, as filed with the SEC on May 9, 2024;

(3)	Our Current Reports on Form 8-K, as filed with the SEC on January 17, 2024, January 18, 2024 February 8, 2024, March 5, 2024, March 6, 2024, March 6, 2024, March 8, 2024, March 13, 2024, March 26, 2024, April 17, 2024, May 6, 2024, May 9, 2024, May 14, 2024 and May 24, 2024;

(4)	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on October 13, 2021, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at is 615 Channelside Drive, Suite 207, Tampa, Florida 33602 Attention: Controller, (855) 389-7330.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by us in connection with the distribution of our Common Stock registered under this registration statement:

Amount
Registration fee under Securities Act of 1933	$547.11
Legal fees and expenses	$25,000.00
Accountant’s fees and expenses	$40,000.00
Miscellaneous fees and expenses	$35,000.00
Total	$100,547.11

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (which we refer to as the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On December 14, 2023, we entered into a securities purchase agreement (the “First SPA”) with HillCour Investment Fund, LLC, an entity controlled by our Chief Executive Officer, Damien Lamendola, pursuant to which we agreed and sold 150,000 shares of Common Stock in a private placement, at a purchase price of $1.97 per share.

On January 16, 2024, we entered into a securities purchase agreement (the “Second SPA”) with certain Company insiders consisting of HillCour Investment Fund, LLC, our Chairman, Yaron Eitan, and one of our directors, Robert Pons, pursuant to which we agreed and sold 1,322,100 shares of our Common Stock in a private placement, at a purchase price of $0.9201 per share (the consolidated closing bid price of our Common Stock on Nasdaq as of January 16, 2024).

On March 7, 2024, we entered into a securities purchase agreement with HillCour Investment Fund, LLC, an entity controlled by the Company’s Chief Executive Officer, Damien Lamendola, pursuant to which we agreed to and sold 910,000 shares of Common Stock in a private placement, at a purchase price of $1.65 per share.

On April 15, 2024, we entered into the Purchase Agreement with each of Purchasers and JGB Collateral LLC, a Delaware limited liability company, as collateral agent for the Purchasers. Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers the Debentures in an aggregate principal amount of $11,830,000, for a total purchase price of $11,000,000. The Purchase Agreement contains customary representations, warranties and covenants. The transactions contemplated by the Purchase Agreement were consummated on April 15, 2024.

The Debentures bear interest at a rate equal to the prime interest rate plus 5.75% per annum (subject to increase upon the occurrence and continuance of an Event of Default (as defined in the Debentures)), require monthly principal payments of $140,000 beginning on October 15, 2024, have a maturity date of April 15, 2027 and are convertible, in whole or in part, at any time after their issuance date at the option of the Purchasers, into shares of the Common Stock at a conversion price equal to $3.00 per share, subject to adjustment as set forth in the Debentures. The Conversion Price of the Debentures is subject to anti-dilution protection upon subsequent equity issuances, subject to certain exceptions, provided that the Conversion Price shall not be adjusted to a price less than $2.23 per share, the closing price of the Company’s Common Stock on The Nasdaq Stock Market LLC on the day immediately preceding the Closing Date.

The securities were not registered under the Securities Act and were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits filed with this registration statement are set forth on the “Exhibit Index” set forth elsewhere herein.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of May of 2024.

MARPAI, INC.

By:	/s/ Damien Lamendola
	Name:	Damien Lamendola
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that we, the undersigned officers and directors of Marpai, Inc., a Delaware corporation, do hereby constitute and appoint Damien Lamendola and Steven Johnson, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Damien Lamendola	Chief Executive Officer	May 30, 2024
Damien Lamendola	(Principal Executive Officer)

/s/ Steve Johnson	Chief Financial Officer	May 30, 2024
Steve Johnson	(Principal Financial and Accounting Officer)

/s/ John Powers	President and Chief Operating Officer	May 30, 2024
John Powers

/s/ Yaron Eitan	Chairman of the Board of Directors	May 30, 2024
Yaron Eitan

/s/ Sagiv Shiv	Director	May 30, 2024
Sagiv Shiv

/s/ Mohsen Moazami	Director	May 30, 2024
Mohsen Moazami

/s/ Collen DiClaudio	Director	May 30, 2024
Colleen DiClaudio

/s/ Jennifer Calabrese	Director	May 30, 2024
Jennifer Calabrese

/s/ Robert Pons	Director	May 30, 2024
Robert Pons

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Debenture (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2024)
5.1*	Opinion of Sullivan & Worcester LLP
10.1	Securities Purchase Agreement, dated April 15, 2024, by and among Marpai, Inc., its subsidiaries named therein, the purchasers named therein, and JGB Collateral, LLC (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2024)
10.2	Registration Rights Agreement, dated April 15, 2024, by and among Marpai, Inc. and the purchasers named therein (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2024)
10.3	Security Agreement, dated April 15, 2024, by and among Marpai, Inc., each of Marpai, Inc.’s specified subsidiaries named therein, the purchasers named therein and JGB Collateral, LLC (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2024)
10.4	Form of Guarantee (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 17, 2024)
23.1*	Consent of UHY LLP
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
107*	Filing Fee Table

*	Filed herewith